SUBORDINATED PROMISSORY NOTE


$750,000                                       September 13, 1996


     FOR VALUE RECEIVED, the undersigned American Passage Media, Inc., a Delaware corporation ("Maker"), located at 149 Fifth Avenue, New York, NY 10011, promises to pay in lawful money of the United States to American Passage Media Corporation, a Washington corporation ("Holder"), at 401 Second Avenue West, Seattle, WA 98119, or at such other place as Holder hereof may from time to time designate in writing, the principal sum of Seven Hundred Fifty Thousand and No/00 Dollars ($750,000), with interest on the unpaid principal from the date hereof at the rate of eight percent (8%) per annum. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

     This Note shall be paid in eight equal quarterly installments of Ninety-Three Thousand Seven Hundred Fifty and No/100 Dollars ($93,750) together with interest thereon. The first payment shall be due on December 13, 1996 and thereafter payments shall be due on the first day of each successive quarter. The entire outstanding principal balance, together with all accrued interest and any costs or expenses, shall in any event be payable in full on or before December 13, 1998.

     This Note may be prepaid in part or in full, at any time, without penalty.

     In the event Maker fails to pay any amount hereunder when due, and such failure continues for a period of five (5) days after the date Holder notifies Maker of such failure ("Notice"), such failure shall constitute a default hereunder and, at the option of Holder, without prior notice, the entire indebtedness hereby represented shall immediately become due and payable and bear interest at the rate of twelve percent (12%) per annum until this Note is fully paid. Holder shall be obligated to provide the Notice only for Maker's initial failure to make payments due hereunder; thereafter, no Notice shall be required and Holder may accelerate payments due hereunder in the event Maker fails to pay any amount when due hereunder or within five (5) days thereafter. It is specifically acknowledged by Maker that timely payments are of the essence of this Note.

     If suit is brought on this Note, or if it is placed in the hands of an attorney for collection, after any default, Maker promises to pay all costs of collection, including reasonable attorneys' fees and costs incurred thereby, whether or not a suit is filed.

     The waiver by Holder of any breach or violation of or default under any provisions of this Note shall not constitute a waiver by Holder of any other provision or any subsequent breach or violation of this Note or default hereunder.

     Maker and all endorsers and all persons liable or to become liable on this Note, waive demand, presentment and protest, waive notice of demand, protest, dishonor and nonpayment, consent to any and all renewals and extensions of the time and payment hereof and further agree that at any time the terms of payment hereof may be modified by agreement between the Holder hereof and Maker without affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced thereby.

     This Note and the payments of principal, interest and all other amounts that may become due under this Note are subordinate and junior in right of payment, in the manner and to the extent specified in the Subordination Agreement dated this date among Holder, Maker and Signet Bank, to the principal of and premium, if any, and interest on all indebtedness of Maker for money borrowed on this date from Signet Bank, and any renewals, extensions, refundings and substitutions of that indebtedness. This Note and the payment of principal, interest and all other amounts that may become due under this Note are also subordinate and junior in right of payment, in the manner and to the extent required by any financial institution from whom Maker borrows money in connection with any substitution or replacement in whole or in part of the indebtedness referred to in the previous sentence, to the principal and premium, if any, and interest on all such substitution or replacement indebtedness of Maker to that financial institution. Notwithstanding the foregoing, Maker shall continue to make all principal and interest payments as provided herein as long as no event of default has occurred and is continuing under the terms of any note or other agreement or instrument relating to the indebtedness to any institutional lender referred to above.

     This is the subordinated promissory note referred to in, and is subject to all of the terms of the Asset Purchase Agreement dated September 13, 1996 among Holder, its majority stockholder, Gilbert Scherer, Network Event Theater, Inc., and Maker.

     Notice is hereby given that oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

     This Note is made with reference to and is to be construed in accordance with the laws of the State of Washington.

                         American Passage Media, Inc.



                         By:  /s/  Harlan D. Peltz
                              Harlan D. Peltz
                              Chairman and
                              Chief Executive Officer